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                                                            Exhibit C

ALLENERGY MARKETING COMPANY, L.L.C.
Consolidated Statement of Cash Flows
For the Year Ended December 31, 1996
(Unaudited)

Operating Activities
  Net loss                                            ($3,067,464)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation                                         9,621
       Changes in operating assets and liabilities:
        Accounts receivable and unbilled revenues, net             (341,002)
        Inventory                                         (66,622)
        Prepaid expenses                                 (109,865)
        Accounts payable to members                       664,061
        Accounts payable and accrued expenses             709,183
        Other, net                                          35,37
                                                       ----------
Net cash used in operating activities                  (2,166,714)

Investing Activities
  Purchase of fixed assets                               (334,835)
  Acquisition of business, net                                   (1,707,104)
                                                       ----------
Net cash used in investing activities                  (2,041,939)


Financing Activities
  Proceeds from note payable to member                  3,250,000
  Repayment of note payable to member                  (3,250,000)
  Members' capital contributions                        6,500,000
                                                       ----------
Net cash provided by financing activities               6,500,000

Net increase in cash and cash equivalents               2,291,347

Cash and cash equivalents at beginning of period                -
                                                       ----------
Cash and cash equivalents at end of period             $2,291,347
                                                       ==========


Supplemental Information:
  Interest paid to member                                 $26,396
                                                       ==========